Exhibit 99.1

October 13, 2015	Company Press Release	Flowers Foods (NYSE: FLO)

FLOWERS FOODS COMPLETES ACQUISITION OF ALPINE VALLEY BREAD COMPANY

THOMASVILLE, GA--Flowers Foods, Inc. (NYSE: FLO) today announced it has completed the acquisition of Alpine Valley Bread Company, a family-owned, U.S. producer of certified organic and all natural breads, for $120 million in cash and stock. Alpine Valley Bread Company will operate as an independent subsidiary of Flowers Foods.

“Alpine Valley has a great team, delicious products, and a proven warehouse distribution platform in place to support the strong growth of their organic brands,” said Allen L. Shiver, Flowers Foods’ president and chief executive officer. “We’re looking forward to continuing that growth with this significant addition to our organic business.”

About Flowers Foods

Headquartered in Thomasville, Ga., Flowers Foods, Inc. (NYSE: FLO) is one of the largest producers of fresh packaged bakery foods in the United States, with 2014 sales of $3.75 billion. Flowers operates bakeries across the country that produce a wide range of bakery products. Among the company’s top brands are Nature’s Own, Wonder, and Tastykake. Learn more at www.flowersfoods.com.

Investor Contact: Marta Jones Turner (229) 227-2348; Media Contact: Paul Baltzer (229) 227-2380

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements. Forward-looking statements relate to current expectations regarding the company’s plans, objectives, expectations and intentions with respect to the acquisition of Alpine Valley Bread Company, the expected impact of the acquisition on the future earnings of the company, integration plans and expected business opportunities and benefits of transactions and are often identified by the use of words and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “would,” “is likely to,” “is expected to” or “will continue,” or the negative of these terms or other comparable terminology. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Other factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company’s prospects in general include, but are not limited to (a) the failure of the company to successfully integrate Alpine Valley Bread Company or realize expected business opportunities and benefits; (b) competitive conditions in the baked foods industry, including promotional and price competition, (c) changes in consumer demand for our products, including changes in consumer behavior, trends and preferences, including health and whole grain trends, and the movement toward more inexpensive store-branded products, (d) the success of productivity improvements and new product introductions, (e) a significant reduction in business with any of our major customers including a reduction from adverse developments in any of our customer’s business, (f) fluctuations in commodity pricing, (g) energy and raw material costs and availability and hedging and counterparty risk, (h) our ability to fully integrate recent acquisitions into our business, (i) our ability to achieve cash flow from capital expenditures and acquisitions and the availability of new acquisitions that build shareholder value; (j) consolidation within the baking industry and related industries; (k) disruptions in our direct-store delivery system, including litigation or an adverse ruling from a court or regulatory or government body that could affect the independent contractor classification of our independent distributors, and (l) the failure of our information technology systems to perform adequately, including any interruptions, intrusions or security breaches of such systems. The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other disclosures made by the company, including the risk factors included in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and disclosures made in other filings with the SEC and company press releases, for other factors that may cause actual results to differ materially from those projected by the company. We caution you not to place undue reliance on forward-looking statements, as they speak only as of the date made and are inherently uncertain. The company undertakes no obligation to publicly revise or update such statements, except as required by law.

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